UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 23, 2024

Date of Report (Date of earliest event reported)

PETROGAS COMPANY
(Exact name of registrant as specified in its charter)

Nevada	333-196409	98-1153516
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12800 Post Oak B Blvd., Suite 4100 Houston, TX	77056
(Address of principal executive offices)	(Zip Code)

(832) 253-1152

Registrant’s telephone number, including area code

________________________________________________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 22, 2024, PetroGas Company, a Nevada corporation (the “Company”), acquired exploring, drilling, mining and operating rights in 12.1 acres of land located in the Robert R Ramey Survey - Abstract 1341, Tarrant County Texas being a portion of tract 1 as recorded in Volume 13788, Page 568 of the Deed of Records of Tarrant County, Texas.

With the acquisition of these rights, the Company is authorized to make surveys on said land and to conduct seismic surveys, and has exclusive rights to produce and own oil, gas, sulphur and other liquid or gaseous hydrocarbons produced in association with oil or gas from the property.

ITEM 8.01 OTHER EVENTS

The Company’s phone number has changed to (832) 253-1152.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROGAS COMPANY

DATE: April 23, 2024	By:	/s/ Huang Yu
	Name:	Huang Yu
	Title:	President, CEO

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